Exhibit 99.1
DigitalOcean Announces Leadership Transition
Board Initiates CEO Search Process
Yancey Spruill to Step Down as CEO Once Successor Appointed
Warren Adelman Appointed Executive Chairman of the Board of Directors

NEW YORK, August 24, 2023 – DigitalOcean Holdings, Inc. (NYSE: DOCN) (“DigitalOcean” or “the Company”), the cloud for startups and SMBs, today announced its implementation of a leadership succession plan to identify the Company’s next CEO. Yancey Spruill will continue to serve as Chief Executive Officer until a successor has been appointed, at which point he will step down from his role and as a member of the Board.

The Board has convened a Search Committee to identify DigitalOcean’s next CEO, and the search process is already underway. The Board has also retained Spencer Stuart, a leading executive search firm, to assist in the process.

The Company also announced that Warren Adelman, who has served on the Board since 2020 and as lead independent director since 2022, has been appointed Executive Chairman of the Board, effective immediately.

“As we considered how to best position DigitalOcean for long-term success and scalable growth, the Board and Yancey agreed that now is the right time to prepare for our next phase of leadership,” said Adelman. “As the search for DigitalOcean’s next CEO progresses, we are focused on identifying a candidate with deep cloud technology and operational expertise to execute the strategic initiatives underway and deliver strong results.”

Adelman continued, “We appreciate Yancey’s significant contributions and dedicated years of service to DigitalOcean, including his successful efforts in taking our Company public. We are grateful to have the benefit of Yancey’s continued leadership as we search for DigitalOcean’s next CEO and ensure a smooth transition for the benefit of all stakeholders.”

“It’s been an honor to serve as DigitalOcean’s CEO for the past four years,” said Spruill. “I’d like to thank our talented and growing team of 1,200 employees around the world for their passion for and commitment to DigitalOcean’s mission to simplify cloud computing. I look forward to partnering with the Board during this transition period to continue to build on our strong foundation and extend our market leadership.”

“Warren is a deeply experienced technology leader and has been an instrumental member of the Board for nearly three years,” said Pueo Keffer, Director of the DigitalOcean Board. “On behalf of the Board, we’re pleased to have Warren assume the role of Executive Chairman as we focus on identifying a new CEO and working closely with the executive team to drive value for our shareholders.”

The Company today reaffirmed its financial outlook for the third quarter and full year 2023, as provided on August 11, 2023.

Forward-Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any forward-looking statements contained in this release are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. Further information on these and additional risks, uncertainties, assumptions and other factors that could cause actual results or outcomes to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q filed for the quarter ended June 30, 2023, and other filings and reports we make with the SEC from time to time.

Exhibit 99.1
We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur. The forward-looking statements made in this release relate only to events as of the date on which the statements are made. We assume no obligation to, and do not currently intend to, update any such forward-looking statements after the date of this release.

About DigitalOcean
DigitalOcean simplifies cloud computing so businesses can spend more time creating software that changes the world. With its mission-critical infrastructure and fully managed offerings, DigitalOcean helps developers at startups and small and medium-sized businesses (SMBs) rapidly build, deploy and scale, whether creating a digital presence or building digital products. DigitalOcean combines the power of simplicity, security, community and customer support so customers can spend less time managing their infrastructure and more time building innovative applications that drive business growth. For more information, visit digitalocean.com.

Contacts

Investors:
Rob Bradley
investors@digitalocean.com

Media:
Spencer Anopol
press@digitalocean.com